UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2005

PartnerRe Ltd.
(Exact Name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 10, 2005 the Compensation Committee of the Board of Directors of the Company granted stock options and restricted stock unit awards to certain named executive officers pursuant to the Company’s previously filed Employee Incentive Plan, as follows:

Name	Title	Stock Options granted	Restricted Stock Unit Awards granted
Patrick Thiele	President and CEO, PartnerRe Ltd.	50,143	46,700*
Albert Benchimol	Executive Vice President and Chief Financial Officer, PartnerRe Ltd.	42,800	12,200
Bruno Meyenhofer	CEO, PartnerRe Global	42,800	12,200
Scott Moore	CEO, PartnerRe U.S.	-	12,200
Mark Pabst	Executive Vice President, PartnerRe Ltd.	-	20,000**
*14,470 are immediately vested but are subject to extended restrictions on delivery.
**Restricted Stock Units will vest immediately but are subject to extended restrictions on delivery.

     The grant price for all stock options granted was $62.91. The forms of the Company’s Executive Stock Option Agreement and Notice of Grant, and the Executive Restricted Stock Unit Award Agreement and Notice of Restricted Stock Units, are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference in this report.

     Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Form of PartnerRe Ltd. Executive Stock Option Agreement and Notice of Grant

10.2	Form of PartnerRe Ltd. Executive Restricted Stock Unit Award Agreement and Notice of Restricted Stock Units

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.
(Registrant)

Date:	February 16, 2005	By:	/s/ Amanda Sodergren

			Name:	Amanda Sodergren
			Title:	Director of Group Legal

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of PartnerRe Ltd. Executive Stock Option Agreement and Notice of Grant

10.2	Form of PartnerRe Ltd. Executive Restricted Stock Unit Award Agreement and Notice of Restricted Stock Units